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                                                                   Exhibit 10.21


                           GLOBAL MARKETS ACCESS LTD.

                                February 26, 1999

The PMI Group, Inc.
601 Montgomery Street
San Francisco, California 94111

                  Re:      Securities Purchase Agreement

Gentlemen:

                  Reference is made to the Securities Purchase Agreement dated as of February 26, 1999 (the "Agreement"), between The PMI Group, Inc. (the "Investor") and Global Markets Access Ltd. (the "Company"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

                  In connection with the Agreement, the Investor and the Company hereby agree and acknowledge that, for so long as the Investor together with its Affiliates beneficially own at least 1,000,000 Common Shares of the Company (including for this purpose shares issuable pursuant to the Class B Warrants held by the Investor and as adjusted for stock splits, reverse stock splits, stock dividends and similar events), the Investor shall have the right to designate two individuals for election to the board of directors of the Company, and so long as the Investor together with its Affiliates beneficially own less than 1,000,000 Common Shares, but at least 500,000 Common Shares, the Investor shall have the right to designate one individual for election to the board of directors. However, if the Investor at any time owns less than 1,000,000 shares, it shall cause one such individual, and if less then 500,000 shares, both individuals, to resign from the board of directors. Upon timely receipt by the Company of the Investor's written exercise of such right, the Company shall, if received on the date hereof, cause such individual elected as a director of the Company and if received thereafter, shall cause such individual to be nominated for election as a director of the Company at the next annual general meeting of the Company. We advise you that pursuant to the foregoing the Company has today elected Bradley M. Shuster and Claude J. Seaman to its board of directors to serve as Class 2 and Class 3 directors, respectively. The fees and other compensation paid to such directors in consideration of their services as such shall not be less that that paid to other non-employee directors serving in similar positions. In consideration of such right, and for so long as any person selected by the Investor is a director (and during any period after
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The PMI Group, Inc.
February 26, 1999
Page 2

such person's designation by the Investor but before his or her election), neither the Investor nor any of its Affiliates shall vote or permit any of the shares of the Company beneficially owned by it to be voted for any other nominee for election as a director of the Company.

                  The Company shall, subject to applicable law, use its best efforts to cause all proxies solicited by management to be voted in favor of such nominees (subject to any contrary instructions by the shareholder delivering such proxy).

                  The Investor may assign its rights hereunder to any transferee of the required minimum number of shares referred to above or agree to exercise such right at the direction of any other person; provided that it has received the prior written consent of the Company, such written consent not to be unreasonably withheld; and further provided that under no circumstances shall the Investor and all such transferees be entitled to designate more than two directors. The Investor further agrees that it shall be reasonable for the Company to withhold such prior written consent in situations including, but not limited to, those in which the Investor agrees to assign their right or to act at the direction of any person or entity directly or indirectly engaged in the financial guaranty insurance or reinsurance business, or situations in which the Investor agrees to assign its right or to act at the direction of any person or entity where such assignment or act would result in any person owning, directly or indirectly, or being considered to own, 10% or more of the total combined voting power of all classes of stock of the Company under the "controlled foreign corporation" rules of the United States Internal Revenue Code. As a condition of any such assignment or
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February 26, 1999
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agreement to act at the direction of any other person, such assignee or other person shall execute an agreement indicating its intention to be bound by the terms of this letter.


      Subject to the Company's Operating Guidelines, the Company shall, and shall cause each of the Operating Company and the Marketing Company to, use reasonable efforts following consummation of the purchase and sale under the Agreement to explore mutually beneficial business relationships with the Investor, including through offering to the Investor the opportunity to assume reinsurance from, and cede reinsurance to, the Operating Company and to participate in reinsurance transactions between the Operating Company and third parties and by exploring opportunities with the Investor for joint marketing arrangements and the mutual referral of business.

                                     Very truly yours,

                                     GLOBAL MARKETS ACCESS LTD.

                                     By:/s/ Donald J. Matthews
                                        -------------------------------------
                                         Donald J. Matthews
                                         President and Chief Executive Officer

Acknowledged by:

/s/ Claude J. Seaman
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THE PMI GROUP, INC.